Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2026 EPS OF $1.56; ADJUSTED EPS OF $1.60
STAMFORD, Conn., July 21, 2026 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $249.4 million, or $1.56 per diluted share, for the quarter ended June 30, 2026, compared to $251.7 million, or $1.52 per diluted share, for the quarter ended June 30, 2025.
Second quarter 2026 results include Transaction expenses. Excluding this item, adjusted earnings per diluted share would have been $1.601 for the quarter ended June 30, 2026.
On February 3, 2026, Webster entered into a transaction agreement with Banco Santander, S.A. (“Banco Santander”), under which Banco Santander will acquire Webster in a cash and stock transaction (the “Transaction”).
The Transaction was approved by Webster’s stockholders on May 26, 2026, the Office of the Comptroller of the Currency on June 12, 2026 and the European Central Bank on July 21, 2026. The Transaction remains subject to customary closing conditions, including the approval of the Board of Governors of the Federal Reserve System. The Transaction is expected to close in the second half of 2026.
Under the terms of the transaction agreement, Webster’s common stockholders will receive $48.75 in cash and 2.0548 Banco Santander ordinary shares, which will be delivered in the form of American Depository Receipts, for each Webster share. In light of the proposed Transaction with Banco Santander, Webster will no longer provide a forward-looking financial outlook.
“Webster continued to generate impressive financial results this quarter,” said John R. Ciulla, Chairman and Chief Executive Officer. “Our execution is commendable, in that our colleagues continue to deliver for our clients while they also prepare to integrate our proposed Transaction with Banco Santander.”
Highlights for the second quarter of 2026:
•Revenue2 of $740.0 million
•Loans and leases balance of $57.9 billion, up $0.6 billion, or 1.1 percent from prior quarter
•Deposits balance of $70.3 billion, up $1.2 billion, or 1.8 percent, from prior quarter
•Provision for credit losses of $31.5 million
•Return on average assets of 1.19 percent
•Return on average tangible common stockholders’ equity of 16.67 percent1
•Net interest margin of 3.26 percent
•Common equity tier 1 ratio of 11.69 percent3
•Efficiency ratio of 47.74 percent1
•Tangible common equity ratio of 7.60 percent1
1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 12.
2 Total revenue reflects the sum of Net interest income and Non-interest income.
3 Presented as preliminary for June 30, 2026.

“Our returns and growth affirm the quality of Webster’s banking franchise,” said Neal Holland, Senior Executive Vice President and Chief Financial Officer. “Our operating position has only grown stronger, as capital levels increased, loans grew in categories with appealing risk characteristics, and non-performing assets declined significantly.”

Consolidated financial performance compared to the second quarter of 2025:
Net interest income:
•Net interest income was $632.7 million, compared to $621.2 million.
•Net interest margin was 3.26 percent, compared to 3.44 percent.
•Average interest-earning assets totaled $79.8 billion, an increase of $5.8 billion, or 7.9 percent. The average yield on interest-earning assets decreased by 32 basis points.
•Average deposits and interest-bearing liabilities totaled $75.3 billion, an increase of $5.7 billion, or 8.1 percent. The average cost of deposits and interest-bearing liabilities decreased by 16 basis points.
Provision for credit losses:
•The provision for credit losses was $31.5 million, compared to $46.5 million.
•Net charge-offs were $42.7 million, compared to $36.4 million. The ratio of net charge-offs to average loans and leases was 0.30 percent, compared to 0.27 percent.
•The allowance for credit losses on loans and leases represented 1.25 percent of total loans and leases, compared to 1.35 percent.
•The allowance for credit losses on loans and leases represented 169 percent of non-performing loans and leases, compared to 135 percent.
Non-interest income:
•Total non-interest income was $107.2 million, compared to $94.7 million. The $12.5 million increase was primarily driven by other miscellaneous income and higher loan and lease related fees.
Non-interest expense:
•Total non-interest expense was $385.0 million, compared to $345.7 million. The $39.3 million increase was primarily driven by higher compensation and benefit costs and $8.7 million of Transaction expenses incurred during the quarter ended June 30, 2026.
Income taxes:
•Income tax expense was $66.7 million, compared to $64.8 million, and the effective tax rate was 20.6 percent, compared to 20.0 percent. Both the higher income tax expense and the effective tax rate for the quarter ended June 30, 2026, primarily reflected the recognition of $1.2 million of net discrete tax benefits in the current period, compared to $3.9 million a year ago.

Investment securities:
•Investment securities totaled $18.3 billion, an increase of $0.5 billion, or 2.7 percent. The carrying value at June 30, 2026, included $0.6 billion of net unrealized losses on the available-for-sale securities portfolio and excluded $0.9 billion of net unrealized losses on the held-to-maturity securities portfolio.
Loans and leases:
•Loans and leases totaled $57.9 billion, an increase of $4.2 billion, or 7.8 percent. Commercial loans and leases increased by $2.4 billion, commercial real estate loans increased by $1.4 billion, residential mortgages increased by $0.3 billion, and consumer loans increased by $0.1 billion.
•Loan originations for the portfolio were $3.5 billion, compared to $3.8 billion.
Asset quality:
•Non-performing loans and leases were $429.0 million, a decrease of $105.5 million, or 19.7 percent. The decrease was primarily driven by commercial non-mortgage and commercial real estate. The ratio of non-performing loans and leases to total loans and leases was 0.74 percent, compared to 1.00 percent.
•Past due loans and leases were $117.3 million, an increase of $62.6 million, or 114.3 percent. The increase was primarily driven by commercial real estate.
Deposits and borrowings:
•Deposits totaled $70.3 billion, an increase of $4.0 billion, or 6.0 percent. The increase was primarily driven by interest-bearing checking and money market. The ratio of core deposits to total deposits1 remained flat at 88.1 percent. The loan to deposit ratio was 82.3 percent, compared to 80.9 percent.
•Borrowings totaled $4.5 billion, a decrease of $0.1 billion, or 3.2 percent.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 10.73 percent and 16.67 percent, respectively, compared to 11.31 percent and 17.96 percent, respectively.
•The tangible equity1 and tangible common equity1 ratios were 7.94 percent and 7.60 percent, respectively, compared to 7.82 percent and 7.46 percent, respectively.
•The common equity tier 1 ratio2 was 11.69 percent, compared to 11.35 percent.
•Book value per common share and tangible book value per common share1 were $58.49 and $38.81, respectively, compared to $54.19 and $35.13, respectively.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 12.
2 Presented as preliminary for June 30, 2026, and actual for the remaining periods.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with approximately $86 billion in total consolidated assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995. Factors that could cause Webster’s actual results to differ from those described in the forward-looking statements are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and in Webster’s subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, the return on average tangible common stockholders’ equity, the tangible equity ratio, the tangible common equity ratio, tangible book value per common share, core deposits, adjusted return on average assets, adjusted return on average tangible common stockholders’ equity, adjusted pre-tax net income, adjusted net income applicable to common stockholders, and adjusted diluted earnings per share (“EPS”). A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure is included in the accompanying selected financial highlights table.
Webster believes that certain non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used by Webster for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. Webster believes that this presentation, together with the accompanying reconciliations, provides investors with a more complete understanding of the factors and trends affecting its business and allows investors to view its performance in a manner similar to management.
The efficiency ratio represents the costs expended to generate a dollar of revenue and is calculated excluding certain non-operational items and certain non-recurring transactions or events. The return on average tangible common stockholders’ equity is calculated using net income less preferred stock dividends, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and other intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and other intangible assets (“tangible stockholders’ equity”) divided by total assets less goodwill and other intangible assets (“tangible assets”). The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and other intangible assets (“tangible common stockholders’ equity”) divided by tangible assets. Tangible book value per common share represents tangible common stockholders’ equity divided by the number of common shares outstanding at the end of the reporting period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. The adjusted return on average assets, adjusted return on average tangible common stockholders’ equity, adjusted pre-tax net income, adjusted net income applicable to common stockholders, and adjusted diluted EPS are calculated excluding certain non-recurring transactions or events, which have been tax-effected, as applicable.
These non-GAAP financial measures should not be considered a substitute for GAAP-basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. Webster strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure. Refer the tables beginning on page 12 for Non-GAAP to GAAP reconciliations.
NO OFFER OR SOLICITATION
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). By making this communication available, no advice or recommendation is being given to buy, sell or otherwise deal in any securities or investments whatsoever.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights
	Three Months Ended
(In thousands, except per share and ratio data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Income and performance ratios:
Net income	$256,789	$246,231	$255,820	$261,217	$258,848
Net income applicable to common stockholders	249,442	239,274	248,701	254,051	251,695
Earnings per common share - diluted	1.56	1.50	1.55	1.54	1.52
Return on average assets (annualized)	1.19%	1.16%	1.23%	1.27%	1.29%
Return on average tangible common stockholders' equity (annualized) (1)	16.67	16.18	17.10	17.64	17.96
Return on average common stockholders’ equity (annualized)	10.73	10.35	10.91	11.23	11.31
Non-interest income as a percentage of total revenue (2)	14.49	13.79	15.19	13.77	13.22

Asset quality:
Allowance for credit losses on loans and leases	$723,846	$733,434	$719,411	$727,897	$722,046
Non-performing assets	430,174	524,418	502,156	545,327	537,050
Allowance for credit losses on loans and leases / total loans and leases	1.25%	1.28%	1.27%	1.32%	1.35%
Net charge-offs / average loans and leases (annualized)	0.30	0.29	0.35	0.28	0.27
Non-performing loans and leases / total loans and leases	0.74	0.91	0.88	0.99	1.00
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	0.74	0.92	0.89	0.99	1.00
Allowance for credit losses on loans and leases / non-performing loans and leases	168.72	140.36	143.69	133.82	135.08

Other ratios:
Tangible equity (1)	7.94%	7.74%	7.77%	7.86%	7.82%
Tangible common equity (1)	7.60	7.39	7.42	7.50	7.46
Tier 1 Risk-Based Capital (3)	12.17	11.91	11.69	11.89	11.86
Total Risk-Based Capital (3)	14.13	13.89	13.67	14.68	14.05
Common equity tier 1 Risk-Based Capital (3)	11.69	11.42	11.20	11.39	11.35
Stockholders’ equity / total assets	11.36	11.19	11.29	11.37	11.40
Net interest margin	3.26	3.36	3.35	3.40	3.44
Efficiency ratio (1)	47.74	46.83	46.95	45.79	45.40

Equity and share related:
Common stockholders’ equity	$9,476,770	$9,289,670	$9,208,257	$9,178,698	$9,053,638
Book value per common share	58.49	57.33	57.12	55.69	54.19
Tangible book value per common share (1)	38.81	37.59	37.20	36.42	35.13
Common stock closing price	76.42	69.42	62.94	59.44	54.60
Dividends and equivalents declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	162,034	162,049	161,216	164,817	167,083
Weighted-average common shares outstanding - basic	159,989	159,534	160,261	164,138	165,884
Weighted-average common shares - diluted	160,183	159,850	160,597	164,456	166,131
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 12.
(2)Total revenue reflects the sum of Net interest income and Non-interest income.
(3)Presented as preliminary for June 30, 2026, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Balance Sheets
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets:
Cash and due from banks	$375,357	$353,234	$370,748	$498,801	$425,349
Interest-bearing deposits	2,347,070	2,506,930	2,078,777	2,563,680	2,568,570
Investment securities:
Available-for-sale	10,600,328	10,581,263	10,009,500	9,932,344	9,620,354
Held-to-maturity, net	7,694,979	7,838,979	7,969,575	8,077,505	8,192,720
Total investment securities, net	18,295,307	18,420,242	17,979,075	18,009,849	17,813,074
Loans held for sale	13,189	14,478	14,886	75,386	278,409
Loans and leases:
Commercial	23,738,961	23,288,371	22,895,350	21,912,809	21,293,103
Commercial real estate	22,793,088	22,569,080	22,334,846	21,911,298	21,358,775
Residential mortgages	9,600,445	9,600,026	9,599,577	9,509,142	9,332,413
Consumer	1,736,184	1,791,065	1,767,337	1,718,832	1,687,668
Total loans and leases	57,868,678	57,248,542	56,597,110	55,052,081	53,671,959
Allowance for credit losses on loans and leases	(723,846)	(733,434)	(719,411)	(727,897)	(722,046)
Total loans and leases, net	57,144,832	56,515,108	55,877,699	54,324,184	52,949,913
Federal Home Loan Bank and Federal Reserve Bank stock	388,374	431,395	356,411	340,231	370,272
Deferred tax assets, net	225,133	186,604	195,740	220,972	252,442
Premises and equipment, net	429,266	428,182	432,035	427,215	422,774
Goodwill and other intangible assets, net	3,188,976	3,197,981	3,210,756	3,175,747	3,184,039
Cash surrender value of life insurance policies	1,300,458	1,292,770	1,271,457	1,266,491	1,262,311
Accrued interest receivable and other assets	2,240,677	2,237,664	2,286,079	2,290,096	2,387,117
Total assets	$85,948,639	$85,584,588	$84,073,663	$83,192,652	$81,914,270

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$9,999,855	$9,847,077	$10,082,854	$10,491,975	$10,345,761
Interest-bearing checking	12,415,546	11,932,682	10,760,496	10,723,584	9,933,392
Health savings accounts	9,252,869	9,446,895	9,184,452	9,135,425	9,064,935
Money market	23,549,222	24,332,087	23,196,747	23,188,134	21,679,493
Savings	6,703,712	6,841,135	6,964,946	7,060,713	7,370,959
Certificates of deposit	6,165,975	5,848,150	6,078,549	6,202,906	6,069,447
Brokered certificates of deposit	2,196,274	791,690	2,491,769	1,372,907	1,850,438
Total deposits	70,283,453	69,039,716	68,759,813	68,175,644	66,314,425
Securities sold under agreements to repurchase	73,395	69,756	596,738	101,717	372,806
Federal Home Loan Bank advances	3,661,246	4,810,619	2,980,718	2,560,817	3,339,914
Long-term debt	737,171	738,312	739,454	1,249,612	905,634
Accrued expenses and other liabilities	1,432,625	1,352,536	1,504,704	1,642,185	1,643,874
Total liabilities	76,187,890	76,010,939	74,581,427	73,729,975	72,576,653
Preferred stock	283,979	283,979	283,979	283,979	283,979
Common stockholders’ equity	9,476,770	9,289,670	9,208,257	9,178,698	9,053,638
Total stockholders’ equity	9,760,749	9,573,649	9,492,236	9,462,677	9,337,617
Total liabilities and stockholders’ equity	$85,948,639	$85,584,588	$84,073,663	$83,192,652	$81,914,270

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income
	Three Months Ended
(In thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Interest Income:
Interest and fees on loans and leases	$784,854	$776,610	$793,570	$794,668	$775,203
Interest on investment securities	195,352	193,100	200,024	201,321	197,766
Loans held for sale	2	18	205	3,988	7
Other interest and dividends	33,168	24,551	25,333	28,325	27,611
Total interest income	1,013,376	994,279	1,019,132	1,028,302	1,000,587
Interest Expense:
Deposits	326,869	316,624	344,078	355,504	339,738
Borrowings	53,763	43,252	42,201	41,131	39,667
Total interest expense	380,632	359,876	386,279	396,635	379,405
Net interest income	632,744	634,403	632,853	631,667	621,182
Provision for credit losses	31,500	54,000	42,000	44,000	46,500
Net interest income after provision for credit losses	601,244	580,403	590,853	587,667	574,682
Non-interest Income:
Deposit service fees	42,256	41,515	38,486	39,576	40,934
Loan and lease related fees	20,570	15,414	19,010	16,404	17,657
Wealth and investment services	7,526	7,209	7,775	7,640	7,779
Cash surrender value of life insurance policies	11,249	8,644	8,520	7,535	9,172
Other income	25,646	28,681	39,559	29,751	19,115
Total non-interest income	107,247	101,463	113,350	100,906	94,657
Non-interest Expense:
Compensation and benefits	224,314	222,906	214,137	209,036	199,930
Occupancy	19,749	19,486	19,359	19,003	19,337
Technology and equipment	50,504	49,631	49,443	47,520	45,932
Intangible assets amortization	9,005	9,186	9,008	8,966	9,093
Marketing	5,203	4,699	6,827	4,953	5,171
Professional and outside services	21,146	22,542	21,767	17,815	18,394
Deposit insurance	18,185	16,300	3,979	15,621	15,061
Other expense	36,856	34,359	58,717	33,755	32,796
Total non-interest expense	384,962	379,109	383,237	356,669	345,714
Income before income taxes	323,529	302,757	320,966	331,904	323,625
Income tax expense	66,740	56,526	65,146	70,687	64,777
Net income	256,789	246,231	255,820	261,217	258,848
Preferred stock dividends	(4,162)	(4,163)	(4,163)	(4,162)	(4,162)
Income allocated to participating securities	(3,185)	(2,794)	(2,956)	(3,004)	(2,991)
Net income applicable to common stockholders	$249,442	$239,274	$248,701	$254,051	$251,695

Weighted-average common shares outstanding - basic	159,989	159,534	160,261	164,138	165,884
Weighted-average common shares - diluted	160,183	159,850	160,597	164,456	166,131

Earnings per Common Share:
Basic	$1.56	$1.50	$1.55	$1.55	$1.52
Diluted	1.56	1.50	1.55	1.54	1.52

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis
	Three Months Ended June 30,
		2026			2025
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$57,557,975	$798,650	5.50%	$53,277,897	$786,808	5.85%
Investment securities	18,821,677	198,182	4.21	18,225,632	200,031	4.39
Federal Home Loan and Federal Reserve Bank stock	429,937	5,283	4.93	346,514	4,243	4.91
Interest-bearing deposits	3,024,245	27,885	3.65	2,096,578	23,368	4.41
Loans held for sale	12,939	2	0.07	58,024	7	0.04
Total interest-earning assets	79,846,773	$1,030,002	5.12%	74,004,645	$1,014,457	5.44%
Non-interest-earning assets	6,514,306			6,513,526
Total assets	$86,361,079			$80,518,171
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$9,962,207	$—	—%	$10,109,928	$—	—%
Interest-bearing checking	12,116,284	53,150	1.76	9,772,340	42,390	1.74
Health savings accounts	9,367,769	3,966	0.17	9,137,704	3,635	0.16
Money market	23,954,940	184,047	3.08	21,645,531	190,853	3.54
Savings	6,755,888	23,292	1.38	7,462,151	31,624	1.70
Certificates of deposit	6,015,621	46,584	3.11	6,061,399	51,873	3.43
Brokered certificates of deposit	1,624,580	15,830	3.91	1,774,379	19,363	4.38
Total deposits	69,797,289	326,869	1.88	65,963,432	339,738	2.07
Securities sold under agreements to repurchase	68,416	20	0.12	111,005	218	0.78
Federal Home Loan Bank advances	4,683,241	45,400	3.84	2,650,111	29,825	4.45
Long-term debt	722,347	8,343	4.62	885,773	9,624	4.35
Total borrowings	5,474,004	53,763	3.89	3,646,889	39,667	4.31
Total deposits and interest-bearing liabilities	75,271,293	$380,632	2.02%	69,610,321	$379,405	2.18%
Non-interest-bearing liabilities	1,391,470			1,613,827
Total liabilities	76,662,763			71,224,148
Preferred stock	283,979			283,979
Common stockholders’ equity	9,414,337			9,010,044
Total stockholders’ equity	9,698,316			9,294,023
Total liabilities and stockholders’ equity	$86,361,079			$80,518,171
Tax-equivalent net interest income		649,370			635,052
Less: Tax-equivalent adjustments		(16,626)			(13,870)
Net interest income		$632,744			$621,182
Net interest margin			3.26%			3.44%

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Loans and leases:
Commercial non-mortgage	$22,702,138	$22,169,383	$21,664,119	$20,654,331	$19,943,097
Asset-based lending	1,036,823	1,118,988	1,231,231	1,258,478	1,350,006
Commercial real estate	22,793,088	22,569,080	22,334,846	21,911,298	21,358,775
Residential mortgages	9,600,445	9,600,026	9,599,577	9,509,142	9,332,413
Consumer	1,736,184	1,791,065	1,767,337	1,718,832	1,687,668
Total loans and leases	57,868,678	57,248,542	56,597,110	55,052,081	53,671,959
Allowance for credit losses on loans and leases	(723,846)	(733,434)	(719,411)	(727,897)	(722,046)
Total loans and leases, net	$57,144,832	$56,515,108	$55,877,699	$54,324,184	$52,949,913

Average loans and leases:
Commercial non-mortgage	$22,464,776	$21,947,141	$21,244,671	$20,451,639	$19,703,434
Asset-based lending	1,083,842	1,171,324	1,259,776	1,289,208	1,360,288
Commercial real estate	22,623,171	22,571,488	22,082,606	21,508,546	21,302,161
Residential mortgages	9,617,402	9,634,148	9,584,853	9,416,499	9,228,988
Consumer	1,768,784	1,781,991	1,751,232	1,707,068	1,683,026
Total average loans and leases	$57,557,975	$57,106,092	$55,923,138	$54,372,960	$53,277,897

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-performing loans and leases:
Commercial non-mortgage	$180,513	$193,936	$174,073	$223,398	$231,458
Asset-based lending	34,342	60,471	66,911	58,797	44,405
Commercial real estate	176,010	231,353	224,623	227,118	224,554
Residential mortgages	18,974	20,127	17,889	16,843	15,748
Consumer	19,184	16,662	17,188	17,772	18,357
Total non-performing loans and leases	$429,023	$522,549	$500,684	$543,928	$534,522

Other real estate owned and repossessed assets:
Commercial non-mortgage	$566	$1,284	$1,082	$1,399	$2,528
Residential mortgages	195	195	—	—	—
Consumer	390	390	390	—	—
Total other real estate owned and repossessed assets	$1,151	$1,869	$1,472	$1,399	$2,528
Total non-performing assets	$430,174	$524,418	$502,156	$545,327	$537,050

Past due 30-89 days:
Commercial non-mortgage	$8,926	$26,812	$16,428	$10,934	$16,338
Commercial real estate	71,734	89,105	24,962	27,812	16,241
Residential mortgages	25,054	21,790	15,194	17,000	12,664
Consumer	11,623	11,122	9,902	8,730	9,516
Total past due 30-89 days	$117,337	$148,829	$66,486	$64,476	$54,759
Past due 90 days or more and accruing	3	9	—	1,152	—
Total past due loans and leases	$117,340	$148,838	$66,486	$65,628	$54,759

Five Quarter Change in the Allowance for Credit Losses on Loans and Leases
	Three Months Ended
(In thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
ACL on loans and leases, beginning balance	$733,434	$719,411	$727,897	$722,046	$713,321
Provision	33,110	55,239	41,005	44,205	45,126
Charge-offs:
Commercial portfolio	40,896	40,225	48,492	37,914	39,792
Consumer portfolio	4,098	3,997	2,994	2,034	1,446
Total charge-offs	44,994	44,222	51,486	39,948	41,238
Recoveries:
Commercial portfolio	1,055	1,017	556	765	3,250
Consumer portfolio	1,241	1,989	1,439	829	1,587
Total recoveries	2,296	3,006	1,995	1,594	4,837
Total net charge-offs	42,698	41,216	49,491	38,354	36,401
ACL on loans and leases, ending balance	$723,846	$733,434	$719,411	$727,897	$722,046

ACL on unfunded loan commitments	$21,295	$22,879	$24,117	$23,117	$22,824

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
	Three Months Ended
(In thousands, except ratio data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Efficiency ratio:
Non-interest expense	$384,962	$379,109	$383,237	$356,669	$345,714
Less: Foreclosed property activity	34	43	(577)	1,535	541
Intangible assets amortization	9,005	9,186	9,008	8,966	9,093
Operating lease depreciation	—	—	—	3	9
Charitable contribution to the Webster Foundation	—	—	20,000	—	—
Asset disposal and contract termination costs	—	—	6,966	—	—
Acquisition-related expenses (1)	8,725	9,145	1,129	—	—
Strategic restructuring costs (2)	—	3,636	—	—	—
FDIC special assessment	—	(684)	(10,318)	—	—
Adjusted non-interest expense	$367,198	$357,783	$357,029	$346,165	$336,071
Net interest income	$632,744	$634,403	$632,853	$631,667	$621,182
Add: Tax-equivalent adjustment	16,626	15,357	14,903	14,258	13,870
Non-interest income	107,247	101,463	113,350	100,906	94,657
Other income (3)	12,617	12,828	9,142	9,234	10,528
Less: Operating lease depreciation	—	—	—	3	9
Gain on redemption of long-term debt	—	—	9,767	—	—
Adjusted income	$769,234	$764,051	$760,481	$756,062	$740,228
Efficiency ratio	47.74%	46.83%	46.95%	45.79%	45.40%

Return on average tangible common stockholders’ equity:
Net income	$256,789	$246,231	$255,820	$261,217	$258,848
Less: Preferred stock dividends	4,162	4,163	4,163	4,162	4,162
Add: Intangible assets amortization, tax-effected	6,545	6,676	6,565	6,534	6,627
Adjusted net income	$259,172	$248,744	$258,222	$263,589	$261,313
Adjusted net income, annualized basis	$1,036,688	$994,976	$1,032,888	$1,054,356	$1,045,252
Average stockholders’ equity	$9,698,316	$9,638,238	$9,513,033	$9,440,148	$9,294,023
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,194,100	3,203,998	3,190,386	3,180,111	3,188,946
Average tangible common stockholders’ equity	$6,220,237	$6,150,261	$6,038,668	$5,976,058	$5,821,098
Return on average tangible common stockholders’ equity	16.67%	16.18%	17.10%	17.64%	17.96%
(1)Acquisition-related expenses reflect Transaction expenses for the three months ended June 30, 2026, and March 31, 2026, and SecureSave acquisition expenses for the three months ended December 31, 2025.
(2)Strategic restructuring costs reflect severance charges.
(3)Other income reflects a tax-equivalent adjustment on income generated from low-income housing tax credit investments.

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands, except ratio and per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Tangible equity ratio:
Stockholders’ equity	$9,760,749	$9,573,649	$9,492,236	$9,462,677	$9,337,617
Less: Goodwill and other intangible assets, net	3,188,976	3,197,981	3,210,756	3,175,747	3,184,039
Tangible stockholders’ equity	$6,571,773	$6,375,668	$6,281,480	$6,286,930	$6,153,578
Total assets	$85,948,639	$85,584,588	$84,073,663	$83,192,652	$81,914,270
Less: Goodwill and other intangible assets, net	3,188,976	3,197,981	3,210,756	3,175,747	3,184,039
Tangible assets	$82,759,663	$82,386,607	$80,862,907	$80,016,905	$78,730,231
Tangible equity ratio	7.94%	7.74%	7.77%	7.86%	7.82%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,571,773	$6,375,668	$6,281,480	$6,286,930	$6,153,578
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$6,287,794	$6,091,689	$5,997,501	$6,002,951	$5,869,599
Tangible assets	$82,759,663	$82,386,607	$80,862,907	$80,016,905	$78,730,231
Tangible common equity ratio	7.60%	7.39%	7.42%	7.50%	7.46%

Tangible book value per common share:
Tangible common stockholders’ equity	$6,287,794	$6,091,689	$5,997,501	$6,002,951	$5,869,599
Common shares outstanding	162,034	162,049	161,216	164,817	167,083
Tangible book value per common share	$38.81	$37.59	$37.20	$36.42	$35.13

Core deposits:
Total deposits	$70,283,453	$69,039,716	$68,759,813	$68,175,644	$66,314,425
Less: Certificates of deposit	6,165,975	5,848,150	6,078,549	6,202,906	6,069,447
Brokered certificates of deposit	2,196,274	791,690	2,491,769	1,372,907	1,850,438
Core deposits	$61,921,204	$62,399,876	$60,189,495	$60,599,831	$58,394,540

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands)	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Adjusted return on average assets:
Net income	$256,789	$503,020
Add: Transaction expenses, tax-effected	6,448	15,217
Strategic restructuring costs, tax-effected (1)	—	2,643
FDIC special assessment, tax-effected	—	(497)
Adjusted net income	$263,237	$520,383
Adjusted net income, annualized basis	$1,052,948	$1,040,766
Average assets	$86,361,079	$85,732,388
Adjusted return on average assets	1.22%	1.21%

Adjusted return on average tangible common stockholders’ equity:
Net income	$256,789	$503,020
Less: Preferred stock dividends	4,162	8,325
Add: Intangible assets amortization, tax-effected	6,545	13,221
Transaction expenses, tax-effected	6,448	15,217
Strategic restructuring costs, tax-effected (1)	—	2,643
FDIC special assessment, tax-effected	—	(497)
Adjusted net income	$265,620	$525,279
Adjusted net income, annualized basis	$1,062,480	$1,050,558
Average stockholders’ equity	$9,698,316	$9,668,443
Less: Average preferred stock	283,979	283,979
Average goodwill and other intangible assets, net	3,194,100	3,199,022
Average tangible common stockholders’ equity	$6,220,237	$6,185,442
Adjusted return on average tangible common stockholders’ equity	17.08%	16.98%

GAAP to adjusted reconciliation:	Three Months Ended June 30, 2026
(In thousands, except per share data)	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$323,529	$249,442	$1.56
Transaction expenses	8,725	6,448	0.04
Adjusted (non-GAAP)	$332,254	$255,890	$1.60

	Six Months Ended June 30, 2026
	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$626,286	$488,721	$3.05
Transaction expenses	17,870	15,217	0.09
Strategic restructuring costs (1)	3,636	2,643	0.02
FDIC special assessment	(684)	(497)	—
Adjusted (non-GAAP)	$647,108	$506,084	$3.16
(1)Strategic restructuring costs reflect severance charges.